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                                 Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the registration statement of RightCHOICE Managed Care, Inc.on Form S-8 (File No. 33-90608, 333-33293 & 333-33317) of our reports dated February 9, except for Note 13 for which date is March 9, 2000, relating to the financial statements and financial statement schedules of RightCHOICE Managed Care, Inc., which reports are included in this Annual Report on Form 10-K



PricewaterhouseCoopers LLP
St. Louis, Missouri
March 9, 2000